Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2023 FOURTH-QUARTER AND FULL-YEAR RESULTS
•Full-year 2023 net income was $259.2 million or $7.12 per diluted share, including a net positive impact from Tax Adjustments and Other Items of $0.05 per diluted share
•Full-year investment volume exceeded $1.6 billion
•Company initiates 2024 earnings guidance of $7.30–$7.70 per diluted share

CHICAGO, Jan. 23, 2024 - GATX Corporation (NYSE: GATX) today reported 2023 fourth-quarter net income of $66.0 million or $1.81 per diluted share, compared to net income of $48.4 million or $1.36 per diluted share in the fourth quarter of 2022. The 2023 fourth-quarter results include a net positive impact from Tax Adjustments and Other Items of $0.07 per diluted share. The 2022 fourth-quarter results include a net negative impact from Tax Adjustments and Other Items of $0.18 per diluted share.

Net income for the full-year 2023 was $259.2 million or $7.12 per diluted share, compared to $155.9 million or $4.35 per diluted share in the prior year. The 2023 full-year results include a net positive impact from Tax Adjustments and Other Items of $0.05 per diluted share. The 2022 full-year results include a net negative impact from Tax Adjustments and Other Items of $1.72 per diluted share. Details related to Tax Adjustments and Other Items are provided in the attached Supplemental Information.

"GATX achieved excellent financial results in the fourth quarter, resulting in a very strong year in terms of net earnings, earnings per share and investment volume," said Robert C. Lyons, president and chief executive officer of GATX. "The railcar leasing environment in North America remains solid. In 2023, we capitalized on the favorable market conditions by successfully increasing renewal lease rates while extending lease terms. This strategy enabled us to continue locking in high-quality, long-term committed cash flow. The renewal lease rate change of GATX’s Lease Price Index was positive 33.5% for the quarter, with an average renewal term of 65 months. Furthermore, we identified opportunities to invest in attractive markets while also optimizing our fleet by selling railcars into an active secondary market. For the full year, Rail North America's investment volume was $977 million, while remarketing income was $112 million.

"Rail International also performed well as it maintained solid fleet utilization at year end and continued to experience increases in renewal lease rates compared to expiring rates for most railcar types. Both Rail Europe and Rail India progressed against their goal of growing and diversifying their fleets. In particular, Rail India had record investment volume in 2023 and increased its fleet size by over 2,900 new railcars.

"In Portfolio Management, the Rolls-Royce and Partners Finance affiliates outperformed our original expectation due to the strong recovery in global passenger air travel. Demand for engines within the RRPF portfolio was very strong, and revenues from GATX wholly owned engines exceeded our expectations for the year. Historically, global air travel has been extremely resilient through economic cycles and macro shocks, and this resiliency was proven once again as air travel continues its strong recovery from pandemic-era lows.

"In 2023, we executed our strategy to invest in attractive leasing assets across our global businesses. In addition to successfully placing deliveries of new railcars under our supply agreements in North America, we identified incremental opportunities to acquire over 2,300 railcars for $324 million. In Rail International, we invested over $380 million and added a combined total of over 4,600 new railcars in Europe and India. In Portfolio Management, we increased our direct investment in aircraft spare engines by acquiring 10 engines for over $260 million. Overall, our full-year investment volume exceeded $1.6 billion."

Mr. Lyons added, "For 2024, we expect Rail North America's segment profit to increase, driven by higher lease revenue as we continue to add new railcars to the fleet and renew expiring leases at higher lease rates across many car types. We also anticipate higher segment profit in Rail International due to more railcars on lease at higher lease rates. In Portfolio Management, we anticipate robust demand for aircraft spare engines, which should result in another year of strong earnings from RRPF and our wholly owned engines.

Mr. Lyons concluded, "Over the past several years, GATX has made disciplined investments that position us well for the future, and we will continue to look for opportunities to invest prudently across our global businesses. We remain intensely focused on generating attractive risk-adjusted returns for our shareholders. Based on our current outlook, we expect 2024 earnings to be in the range of $7.30–$7.70 per diluted share, which would represent another strong year for GATX."

RAIL NORTH AMERICA
Rail North America reported segment profit of $66.7 million in the fourth quarter of 2023, compared to $83.5 million in the fourth quarter of 2022. For the full year, Rail North America reported segment profit of $307.3 million in 2023, compared to $321.3 million in 2022. Lower fourth-quarter and full-year 2023 segment profit was primarily driven by higher maintenance expense due to higher repair volume and higher interest expense, partly offset by higher revenues.

As of Dec. 31, 2023, Rail North America’s wholly owned fleet was approximately 110,500 cars, including more than 9,300 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.3% at the end of the fourth quarter, compared to 99.3% at the end of the prior quarter and 99.5% at 2022 year end. During the fourth quarter, the renewal lease rate change of the GATX Lease Price Index (LPI) was positive 33.5%. This compares to positive 33.4% in the prior quarter and positive 24.4% in the fourth quarter of 2022. The average lease renewal term for railcars included in the LPI during the fourth quarter was 65 months, compared to 65 months in the prior quarter and 52 months in the fourth quarter of 2022. The 2023 fourth-quarter renewal success rate was 87.1%, compared to 83.6% in the prior quarter and 85.7% in the fourth quarter of 2022.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $34.4 million in the fourth quarter of 2023, compared to $18.2 million in the fourth quarter of 2022. Full-year segment profit was $113.4 million in 2023, compared to $85.9 million in 2022. 2023 full-year results include a net positive impact of $0.3 million from Tax Adjustments and Other Items. 2022 fourth-quarter and full-year results include net negative impacts of $3.8 million and $14.6 million, respectively, from Tax Adjustments and Other Items. Results in 2023 were favorably impacted by more railcars on lease.

As of Dec. 31, 2023, GATX Rail Europe’s (GRE) fleet consisted of over 29,200 cars and utilization was 95.9%, compared to 96.0% at the end of the prior quarter and 99.3% at 2022 year end.

Additional fleet statistics for GRE and Rail India are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $31.3 million in the fourth quarter of 2023, compared to segment profit of $23.1 million in the fourth quarter of 2022. 2023 and 2022 fourth-quarter results include net negative impacts of $2.6 million and $2.8 million, respectively, from Tax Adjustments and Other Items. 2023 full-year segment profit was $106.4 million, compared to $14.7 million in 2022. 2023 and 2022 full-year results include net negative impacts of $4.0 million and $49.6 million, respectively, from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Impact of Tax Adjustments and Other Items.

Higher 2023 fourth-quarter and full-year segment profit was predominately driven by stronger operating performance and higher remarketing income at the Rolls-Royce and Partners Finance affiliates. Increased earnings from GATX Engine Leasing, the Company’s wholly owned engine portfolio, also contributed to higher segment profit in 2023.

COMPANY DESCRIPTION
At GATX Corporation (NYSE:GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2023 fourth-quarter and full-year results. Call details are as follows:

Tuesday, Jan. 23, 2024
11 a.m. Eastern Time
Domestic Dial-In: 1-888-660-6118
International Dial-In: 1-929-203-1802
Replay: 1-800-770-2030 (Domestic) or 1-647-362-9199 (International) / Access Code: 2548217

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), Jan. 23, 2024.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2022, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦prolonged inflation and high interest rates
◦weak macroeconomic conditions and world trade policies
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading" or labor strikes or shortages
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including global conflicts, geographic exposure and customer concentrations
◦customers' desire to buy, rather than lease, our transportation assets
◦other operational or commercial needs or decisions of our customers
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•potential obsolescence of our assets

•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•changes in, or failure to comply with, laws, rules, and regulations
•environmental liabilities and remediation costs
•operational, functional and regulatory risks associated with climate change, severe weather events and natural disasters, and other environmental, social and governance matters
•U.S. and global political conditions and the impact of increased geopolitical tension and wars, including the ongoing war between Russia and Ukraine and resulting sanctions and countermeasures, on domestic and global economic conditions in general, including supply chain challenges and disruptions
•prolonged inflation or deflation
•fluctuations in foreign exchange rates
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•the emergence of new variants of COVID-19 or the occurrence of another widespread health crisis and the impact of measures taken in response
•inability to obtain cost-effective insurance
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inadequate allowances to cover credit losses in our portfolio
•asset impairment charges we may be required to recognize
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations, ESG, and External Communications
312-621-4285
shari.hellerman@gatx.com

(01/23/2024)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2023	2022	2023	2022
Revenues
Lease revenue	$323.6	$294.0	$1,251.4	$1,154.6
Non-dedicated engine revenue	13.1	1.5	37.6	1.5
Marine operating revenue	0.8	2.7	6.9	18.9
Other revenue	31.2	24.5	115.0	98.0
Total Revenues	368.7	322.7	1,410.9	1,273.0
Expenses
Maintenance expense	90.7	71.4	344.8	292.7
Marine operating expense	1.1	2.4	6.5	14.1
Depreciation expense	98.2	89.3	376.3	357.5
Operating lease expense	9.0	9.0	36.0	36.1
Other operating expense	12.6	8.7	46.6	37.4
Selling, general and administrative expense	59.3	52.3	212.7	195.0
Total Expenses	270.9	233.1	1,022.9	932.8
Other Income (Expense)
Net gain on asset dispositions	25.2	24.5	130.3	77.9
Interest expense, net	(72.6)	(57.3)	(263.4)	(214.0)
Other expense	(2.3)	(11.2)	(9.4)	(27.0)
Income before Income Taxes and Share of Affiliates’ Earnings	48.1	45.6	245.5	177.1
Income taxes	(6.4)	(16.0)	(58.7)	(54.8)
Share of affiliates’ earnings, net of taxes	24.3	18.8	72.4	33.6
Net Income	$66.0	$48.4	$259.2	$155.9

Share Data
Basic earnings per share	$1.82	$1.38	$7.13	$4.41
Average number of common shares	35.7	35.2	35.7	35.4

Diluted earnings per share	$1.81	$1.36	$7.12	$4.35
Average number of common shares and common share equivalents	35.8	35.8	35.7	35.9

Dividends declared per common share	$0.55	$0.52	$2.20	$2.08

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	December 31	December 31
	2023	2022
Assets
Cash and Cash Equivalents	$450.7	$303.7
Restricted Cash	0.1	0.3
Short-Term Investments	—	148.5
Receivables
Rent and other receivables	87.9	71.4
Finance leases (as lessor)	136.4	96.5
Less: allowance for losses	(5.9)	(5.9)
	218.4	162.0

Operating Assets and Facilities	13,081.9	11,675.0
Less: allowance for depreciation	(3,670.7)	(3,424.7)
	9,411.2	8,250.3
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	212.0	243.5
	212.0	243.5

Investments in Affiliated Companies	627.0	575.1
Goodwill	120.0	117.2
Other Assets ($0.8 million and $40.0 million related to assets held for sale)	286.6	271.4
Total Assets	$11,326.0	$10,072.0

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$239.6	$202.2
Debt
Commercial paper and borrowings under bank credit facilities	11.0	17.3
Recourse	7,388.1	6,431.5
	7,399.1	6,448.8
Lease Obligations (as lessee)
Operating leases	226.8	257.9
	226.8	257.9

Deferred Income Taxes	1,081.1	1,031.5
Other Liabilities	106.4	102.0
Total Liabilities	9,053.0	8,042.4
Total Shareholders’ Equity	2,273.0	2,029.6
Total Liabilities and Shareholders’ Equity	$11,326.0	$10,072.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2023
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$229.6	$77.5	$8.1	$8.4	$323.6
Non-dedicated engine revenue	—	—	13.1	—	13.1
Marine operating revenue	—	—	0.8	—	0.8
Other revenue	25.9	3.3	—	2.0	31.2
Total Revenues	255.5	80.8	22.0	10.4	368.7
Expenses
Maintenance expense	73.5	16.5	—	0.7	90.7
Marine operating expense	—	—	1.1	—	1.1
Depreciation expense	67.4	18.4	8.4	4.0	98.2
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	5.7	3.2	2.9	0.8	12.6
Total Expenses	155.6	38.1	12.4	5.5	211.6
Other Income (Expense)
Net gain (loss) on asset dispositions	23.1	4.6	(2.5)	—	25.2
Interest (expense) income, net	(49.5)	(15.7)	(8.9)	1.5	(72.6)
Other (expense) income	(6.7)	2.8	0.7	0.9	(2.3)
Share of affiliates' pre-tax (loss) earnings	(0.1)	—	32.4	—	32.3
Segment profit	$66.7	$34.4	$31.3	$7.3	$139.7
Less:
Selling, general and administrative expense					59.3
Income taxes (includes $8.0 related to affiliates' earnings)					14.4
Net income					$66.0

Selected Data:
Investment volume	$322.1	$94.4	$—	$11.0	$427.5

Net Gain (loss) on Asset Dispositions
Asset Remarketing Income:
Net gains (losses) on disposition of owned assets	$23.3	$4.4	$(2.6)	$—	$25.1
Residual sharing income	0.1	—	0.1	—	0.2
Non-remarketing net gains (1)	(0.3)	0.5	—	—	0.2
Asset impairments	—	(0.3)	—	—	(0.3)
	$23.1	$4.6	$(2.5)	$—	$25.2
_________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$211.0	$66.8	$8.2	$8.0	$294.0
Non-dedicated engine revenue	—	—	1.5	—	1.5
Marine operating revenue	—	—	2.7	—	2.7
Other revenue	20.2	2.6	0.1	1.6	24.5
Total Revenues	231.2	69.4	12.5	9.6	322.7
Expenses
Maintenance expense	58.4	12.4	—	0.6	71.4
Marine operating expense	—	—	2.4	—	2.4
Depreciation expense	64.9	17.1	4.2	3.1	89.3
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	5.3	2.3	0.6	0.5	8.7
Total Expenses	137.6	31.8	7.2	4.2	180.8
Other Income (Expense)
Net gain (loss) on asset dispositions	29.7	(3.3)	(2.0)	0.1	24.5
Interest expense, net	(38.8)	(12.1)	(5.1)	(1.3)	(57.3)
Other expense	(1.2)	(4.0)	—	(6.0)	(11.2)
Share of affiliates' pre-tax earnings	0.2	—	24.9	—	25.1
Segment profit (loss)	$83.5	$18.2	$23.1	$(1.8)	$123.0
Less:
Selling, general and administrative expense					52.3
Income taxes (includes $6.3 related to affiliates' earnings)					22.3
Net income					$48.4

Selected Data:
Investment volume	$139.3	$66.1	$149.7	$12.8	$367.9

Net Gain (loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$27.8	$0.6	$—	$0.1	$28.5
Residual sharing income	0.1	—	0.8	—	0.9
Non-remarketing net gains (1)	1.8	(0.1)	—	—	1.7
Asset impairments	—	(3.8)	(2.8)	—	(6.6)
	$29.7	$(3.3)	$(2.0)	$0.1	$24.5
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2023
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$888.8	$296.6	$32.6	$33.4	$1,251.4
Non-dedicated engine revenue	—	—	37.6	—	37.6
Marine operating revenue	—	—	6.9	—	6.9
Other revenue	93.9	12.9	0.1	8.1	115.0
Total Revenues	982.7	309.5	77.2	41.5	1,410.9
Expenses
Maintenance expense	276.6	64.1	—	4.1	344.8
Marine operating expense	—	—	6.5	—	6.5
Depreciation expense	265.9	68.2	28.3	13.9	376.3
Operating lease expense	36.0	—	—	—	36.0
Other operating expense	25.9	10.4	7.3	3.0	46.6
Total Expenses	604.4	142.7	42.1	21.0	810.2
Other Income (Expense)
Net gain on asset dispositions	120.5	7.0	2.2	0.6	130.3
Interest (expense) income, net	(182.9)	(56.2)	(29.8)	5.5	(263.4)
Other (expense) income	(8.0)	(4.2)	0.2	2.6	(9.4)
Share of affiliates' pre-tax (loss) earnings	(0.6)	—	98.7	—	98.1
Segment profit	$307.3	$113.4	$106.4	$29.2	$556.3
Less:
Selling, general and administrative expense					212.7
Income taxes (includes $25.7 related to affiliates' earnings)					84.4
Net income					$259.2

Selected Data:
Investment volume	$976.9	$382.4	$267.3	$38.4	$1,665.0

Net Gain (loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$111.7	$4.9	$2.9	$0.3	$119.8
Residual sharing income	0.4	—	0.5	—	0.9
Non-remarketing net gains (1)	8.4	2.4	—	0.3	11.1
Asset impairments	—	(0.3)	(1.2)	—	(1.5)
	$120.5	$7.0	$2.2	$0.6	$130.3
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$826.0	$266.2	$33.0	$29.4	$1,154.6
Non-dedicated engine revenue	—	—	1.5	—	1.5
Marine operating revenue	—	—	18.9	—	18.9
Other revenue	82.0	9.1	0.2	6.7	98.0
Total Revenues	908.0	275.3	53.6	36.1	1,273.0
Expenses
Maintenance expense	238.5	51.4	—	2.8	292.7
Marine operating expense	—	—	14.1	—	14.1
Depreciation expense	258.6	69.1	17.8	12.0	357.5
Operating lease expense	36.1	—	—	—	36.1
Other operating expense	24.5	8.3	2.3	2.3	37.4
Total Expenses	557.7	128.8	34.2	17.1	737.8
Other Income (Expense)
Net gain (loss) on asset dispositions	119.7	(11.2)	(31.1)	0.5	77.9
Interest expense, net	(144.6)	(45.6)	(19.0)	(4.8)	(214.0)
Other expense	(4.6)	(3.8)	—	(18.6)	(27.0)
Share of affiliates' pre-tax earnings	0.5	—	45.4	—	45.9
Segment profit (loss)	$321.3	$85.9	$14.7	$(3.9)	$418.0
Less:
Selling, general and administrative expense					195.0
Income taxes (includes $12.3 related to affiliates' earnings)					67.1
Net income					$155.9

Selected Data:
Investment volume	$815.9	$243.9	$149.7	$46.3	$1,255.8

Net Gain (loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$102.2	$1.6	$—	$0.3	$104.1
Residual sharing income	2.4	—	3.2	—	5.6
Non-remarketing net gains (1)	15.1	1.8	—	0.2	17.1
Asset impairments	—	(14.6)	(34.3)	—	(48.9)
	$119.7	$(11.2)	$(31.1)	$0.5	$77.9
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income(1)

	Three Months Ended December 31		Twelve Months Ended December 31
	2023	2022	2023	2022
Net income (GAAP)	$66.0	$48.4	$259.2	$155.9
Adjustments attributable to consolidated pre-tax income:
Loss on Specialized Gas Vessels at Portfolio Management (2)	2.6	2.8	4.0	34.3
Net loss (gain) on Rail Russia at Rail International (3)	—	3.8	(0.3)	14.6
Environmental remediation costs (4)	—	—	—	5.9
Total adjustments attributable to consolidated pre-tax income	$2.6	$6.6	$3.7	$54.8
Income taxes thereon, based on applicable effective tax rate	$—	$—	$—	$(1.5)
Other income tax adjustments attributable to consolidated income:
Income tax rate changes (5)	$(3.0)	$—	$(3.0)	$(3.0)
Net operating loss valuation allowance adjustment (6)	(2.3)	—	(2.3)	—
Total other income tax adjustments attributable to consolidated income	$(5.3)	$—	$(5.3)	$(3.0)
Adjustments attributable to affiliates' earnings, net of taxes:
Aircraft spare engine impairment at RRPF (7)	$—	$—	$—	$11.5
Total adjustments attributable to affiliates' earnings, net of taxes	$—	$—	$—	$11.5
Net income, excluding tax adjustments and other items (non-GAAP)	$63.3	$55.0	$257.6	$217.7

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share(1)

	Three Months Ended December 31		Twelve Months Ended December 31
	2023	2022	2023	2022
Diluted earnings per share (GAAP)	$1.81	$1.36	$7.12	$4.35
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.74	$1.54	$7.07	$6.07

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

Impact of Tax Adjustments and Other Items on Return on Equity(1)

	Twelve Months Ended December 31
	2023	2022
Return on Equity (GAAP)	12.0%	7.7%
Return on equity, excluding tax adjustments and other items (non-GAAP)	12.0%	10.8%
_________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    In 2022, we made the decision to sell the Specialized Gas Vessels. We have recorded gains and losses associated with the subsequent impairments and sales of these assets.
(3)    In 2022, we made the decision to exit our rail business in Russia ("Rail Russia") and recorded losses in 2022 associated with the impairment of the net assets. In 2023, we sold Rail Russia and recorded a gain on the final sale of this business.
(4)    Reserve recorded as part of an executed agreement for anticipated remediation costs at a previously owned property, sold in 1974.
(5)    Deferred income tax adjustments attributable to state tax rate reductions in 2023 and an enacted corporate income tax rate reduction in Austria in 2022.
(6)    Valuation allowance adjustment associated with the realizability of state net operating losses in future tax years.
(7)    Impairment losses related to aircraft spare engines in Russia that RRPF does not expect to recover.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Total Assets, Excluding Cash and Short-Term Investments, by Segment
Rail North America	$6,984.9	$6,760.5	$6,671.3	$6,610.8	$6,439.1
Rail International	2,150.8	1,951.5	1,902.3	1,801.2	1,731.3
Portfolio Management	1,343.2	1,363.8	1,328.6	1,089.6	1,084.8
Other	396.3	368.5	370.2	368.9	364.3
Total Assets, excluding cash and short-term investments	$10,875.2	$10,444.3	$10,272.4	$9,870.5	$9,619.5
Debt and Lease Obligations, Net of Unrestricted Cash and Short-Term Investments
Unrestricted cash and short-term investments	$(450.7)	$(203.1)	$(317.5)	$(177.4)	$(452.2)
Commercial paper and bank credit facilities	11.0	12.3	10.9	20.3	17.3
Recourse debt	7,388.1	6,835.6	6,785.6	6,360.9	6,431.5
Operating lease obligations	226.8	233.2	241.1	246.2	257.9
Total debt and lease obligations, net of unrestricted cash and short-term investments	$7,175.2	$6,878.0	$6,720.1	$6,450.0	$6,254.5
Total recourse debt (1)	$7,175.2	$6,878.0	$6,720.1	$6,450.0	$6,254.5
Shareholders’ Equity	$2,273.0	$2,174.5	$2,178.9	$2,101.5	$2,029.6
Recourse Leverage (2)	3.2	3.2	3.1	3.1	3.1
 _________
(1)    Includes recourse debt, commercial paper and bank credit facilities, and operating lease obligations, net of unrestricted cash and short-term investments.
(2)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash and Short-Term Investments
Total Assets	$11,326.0	$10,647.5	$10,590.1	$10,048.1	$10,072.0
Less: cash and short-term investments	(450.8)	(203.2)	(317.7)	(177.6)	(452.5)
Total Assets, excluding cash and short-term investments	$10,875.2	$10,444.3	$10,272.4	$9,870.5	$9,619.5

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	33.5%	33.4%	33.1%	28.3%	24.4%
Average renewal term (months)	65	65	61	55	52
Renewal Success Rate (2)	87.1%	83.6%	85.3%	77.9%	85.7%
Fleet Rollforward (3)
Beginning balance	100,656	100,585	101,219	100,954	101,289
Cars added	1,688	791	358	1,816	583
Cars scrapped	(354)	(292)	(316)	(324)	(486)
Cars sold	(823)	(428)	(676)	(1,227)	(432)
Ending balance	101,167	100,656	100,585	101,219	100,954
Utilization	99.3%	99.3%	99.3%	99.3%	99.5%
Average active railcars	100,197	99,796	100,230	100,552	100,618
Boxcar Fleet Rollforward
Beginning balance	9,087	8,959	8,789	8,663	10,224
Cars added	424	316	279	229	106
Cars scrapped	(152)	(95)	(109)	(103)	(94)
Cars sold	(48)	(93)	—	—	(1,573)
Ending balance	9,311	9,087	8,959	8,789	8,663
Utilization	100.0%	99.7%	99.8%	100.0%	99.9%
Average active railcars	9,207	8,985	8,855	8,720	9,032
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (4)	78.6%	79.5%	78.9%	79.5%	78.9%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (5)	0.7%	0.3%	0.6%	(0.3)%	(0.3)%
Year-over-year Change in U.S. Carloadings (chemical) (5)	(0.3)%	(2.6)%	(4.5)%	(6.8)%	—%
Year-over-year Change in U.S. Carloadings (petroleum) (5)	11.1%	10.5%	9.6%	12.3%	(7.6)%
Production Backlog at Railcar Manufacturers (6)	n/a (7)	58,680	59,878	56,062	59,698
_________
(1)    GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures renewal activity for our North American railcar fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. The average renewal lease term is reported in months and reflects the average renewal lease term in the LPI.
In the second quarter of 2023, we modified the methodology of the LPI calculation to more consistently reflect actual trends in renewal lease rates and renewal lease terms across the North American non-boxcar fleet. We believe this modification provides investors and other constituents with a more complete representation of lease rate and term performance. The prior period LPI metrics presented above have been updated to reflect the change in calculation. For further details, please see the GATX press release dated July 6, 2023.
(2)    The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3)    Excludes boxcar fleet.
(4)    As reported and revised by the Federal Reserve.
(5)    As reported by the Association of American Railroads (AAR).
(6)    As reported by the Railway Supply Institute (RSI).
(7)    Not available, not published as of the date of this release.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Rail Europe Statistics
Fleet Rollforward
Beginning balance	29,102	28,759	28,461	28,005	27,701
Cars added	371	446	376	502	362
Cars scrapped/sold	(257)	(103)	(78)	(46)	(58)
Ending balance	29,216	29,102	28,759	28,461	28,005
Utilization	95.9%	96.0%	96.9%	98.5%	99.3%
Average active railcars	28,003	27,884	27,973	27,931	27,658

Rail India Statistics
Fleet Rollforward
Beginning balance	7,884	6,927	6,351	5,872	5,564
Cars added	921	957	576	479	308
Ending balance	8,805	7,884	6,927	6,351	5,872
Utilization	100.0%	100.0%	100.0%	100.0%	100.0%
Average active railcars	8,321	7,366	6,584	6,038	5,703